Exhibit B-1

                          FINANCIAL SERVICES AGREEMENT



         This Financial Services Agreement, made and entered into as of ________________, between ___________ Power Company, a _______________
corporation (the "Operating Company"), and Southern Company Funding Corporation, a Delaware corporation ("Funding").

                              W I T N E S S E T H:

         WHEREAS, Funding has been formed to issue its commercial paper at the request and for the benefit of the Operating Company and for other entities that are Eligible Southern Company Affiliates (as hereinafter defined); and

         WHEREAS, the parties have determined to enter into this agreement for the provision of such service by Funding to the Operating Company;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. The Operating Company hereby represents to Funding, as of the date hereof and as of each date a loan is made to it by Funding, that it is an Eligible Southern Company Affiliate. For the purposes of this agreement, "Eligible Southern Company Affiliate" shall mean an entity 100% of the common stock of which is owned, directly or indirectly, by The Southern Company, a Delaware corporation; provided, however, that the Operating Company shall cease to be an "Eligible Southern Company Affiliate" at any time any of the following apply:

                  (a) Funding has received notice that (i) Moody's Investors Service, Inc. ("Moody's") has provided a publicly-issued rating on the Operating Company's short-term debt below the publicly-issued rating that Moody's has provided with regard to the commercial paper of Funding, or (ii) Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), has provided a publicly-issued rating on the Operating Company's short-term debt below the publicly-issued rating that S&P has provided with regard to the commercial paper of Funding; or

                  (b) At any time the Operating Company does not have a publicly-issued rating on its short-term debt from Moody's, and (i) the publicly-issued rating provided by Moody's on Funding's commercial paper is P-1 or its equivalent and the publicly-issued rating provided by Moody's on the Operating Company's long-term unsecured debt falls below A2 or its equivalent, or (ii) the publicly-issued rating provided by Moody's on Funding's commercial paper is P-2 or its equivalent, and the publicly-issued rating provided by Moody's on the Operating Company's long-term unsecured debt falls below Baa2 or its equivalent; or

                  (c) At any time the Operating Company does not have a rating on its short-term debt from S&P, and (i) the publicly-issued rating provided by S&P on Funding's commercial paper is A-1 or its equivalent,


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         and the publicly-issued rating provided by S&P on an Operating
         Company's long-term unsecured debt falls below A or its equivalent, or
         (ii) the publicly-issued rating provided by S&P on Funding's commercial paper is A-2 or its equivalent, and the publicly-issued rating provided by S&P on the Operating Company's long-term unsecured debt falls below BBB or its equivalent.

         2. Funding agrees to use its reasonable best efforts to issue commercial paper in amounts and at times as requested by the Operating Company; provided, however:

                  (a) Funding may suspend issuing commercial paper as requested by or for the benefit of the Operating Company if Funding has determined, in its sole discretion, that, as a result of any circumstance relating to the Operating Company, the interest rate on commercial paper issued by Funding after public disclosure of such circumstance is greater than such interest rate prior to such public disclosure. The duration of such suspension pursuant to this sub-paragraph (a) shall be at the sole discretion of Funding; and

                  (b) Funding will suspend issuing commercial paper as requested by or for the benefit of the Operating Company if the Operating Company has ceased to be an Eligible Southern Company Affiliate. The duration of such suspension pursuant to this sub-paragraph (b) shall be for so long as the Operating Company fails to be an Eligible Southern Company Affiliate.

         No such suspension under sub-paragraphs (a) or (b) of this paragraph 2 shall affect the Operating Company's outstanding obligations under the Note (as defined herein) or the obligation of Funding under the commercial paper.

         3. Funding shall lend the cash proceeds of each issuance of commercial paper described in paragraph 2 hereof to the Operating Company, which loans shall be evidenced by the Operating Company's duly executed promissory note substantially in the form attached as Exhibit A hereto (the "Note"). The terms of each such loan shall be identical to those of the related commercial paper issued for the benefit of the Operating Company.

         4. After execution by the parties hereto, this agreement shall become effective as of __________, subject to receipt of any required regulatory approval, and shall remain in effect until terminated by mutual agreement of the parties.

         5. The parties acknowledge that Funding intends to execute financial services agreements substantially similar to this agreement with other Eligible Southern Company Affiliates. It is expressly agreed that the obligations of each Eligible Southern Company Affiliate to Funding are several and not joint and, subject to paragraph 6 below, that the Operating Company shall not be responsible to Funding or any assignee or creditor of Funding for any payment in excess of payments due under the Note.

         6. (a) As a condition precedent to each commercial paper dealer and placement agent (each, a "Placement Agent") entering into a dealer or placement agreement with Funding (each such agreement, a "Placement Agreement"), the


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Operating Company agrees: (i) to pay all costs, expenses, liabilities, losses and damages, including liabilities in respect of Funding's indemnification obligations under the Placement Agreements (collectively, the "Liabilities") which Funding may incur relating to the offer and sale of Funding's commercial paper the proceeds of which were used to make any loan to the Operating Company under this agreement, and (ii) to pay its Pro Rata Share of all other Liabilities which Funding may incur other than any such Liability which relates to the offer and sale of Funding's commercial paper the proceeds of which were used to make any loan to any other affiliate of The Southern Company in respect of which such other affiliate is obligated to pay the full amount of such Liability in accordance with a provision identical to this Section 6 . As used herein the term "Pro Rata Share" of any Liability shall mean an amount equal to the product of such Liability and a fraction expressed as a percentage (x) the numerator of which is the average outstanding loans made to the Operating Company during the period from the date which is three years prior to the date such Liability is due and payable to the date such Liability is due and payable (the "Determination Period"), and (y) the denominator of which is the average aggregate outstanding loans made during the Determination Period to the Operating Company and all other affiliates of The Southern Company which received loans from Funding and which are obligated to pay such Liability in accordance with a provision identical to this Section 6.

                  (b) The Operating Company and Funding hereby acknowledge and agree that each Placement Agent is a third-party beneficiary of this Section 6 and is entitled to the benefits of the obligations of the Operating Company contained in this Section 6 and is entitled to bring any action to enforce such obligations directly against the Operating Company. In the case of any Liability arising out of or in connection with the Placement Agreement, the Operating Company shall pay the amount of such Liability directly to such Placement Agent or as the Placement Agent directs.

                  (c) This Section 6 shall not be amended or modified without the prior written consent of each Placement Agent. The agreements and obligations of the Operating Company set forth in this Section 6 shall survive the termination of this agreement.

         7. This agreement shall be governed by and construed in accordance with the internal laws of the State of [ ], without regard to the conflict of laws provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers and their respective seals to be affixed as of the day and year first above written.

                                                         POWER COMPANY
                             ---------------------------


                             By:
                                 -------------------------------------------
                             Name:
                             Title:

Attest:


Name:
Title:


                             Southern Company Funding Corporation


                             By:
                                 -------------------------------------------
                             Name:
                             Title:

Attest:


Name:
Title:

                                    EXHIBIT A
                                 PROMISSORY NOTE
                                                                   [Date]

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Southern Company Funding Corporation ("Funding") the principal sum of $____________________ or, if less, the aggregate unpaid principal balance of all borrowings by the undersigned from Funding under that certain Financial Services Agreement dated as of __________________ (the "Agreement"), between the undersigned and Funding, in lawful money of the United States of America in immediately available funds, and to pay interest on any and all principal amounts hereof outstanding from time to time in like funds, all as indicated on the grid attached hereto.

         All borrowings by the undersigned from Funding under the Agreement outstanding from the date hereof and all payments on account of principal hereof shall be recorded by Funding and endorsed on the grid attached hereto and made a part hereof; provided, however, that no failure to make or any error in making such endorsements shall affect the obligations of the undersigned hereunder.

         The obligations of the undersigned shall be unconditional irrespective of the validity or enforceability of any provisions of the Agreement.

         The undersigned hereby waives presentment, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         This Note shall be governed by and construed in accordance with the internal laws of the State of [ ], without regard to the conflict of laws provisions thereof.

         The undersigned promises to pay all out-of-pocket costs and expenses which Funding may incur: (i) relating to the offer and sale of commercial paper issued, at the undersigned's request, by Funding pursuant to the Agreement (including obligations and claims under any agreement with a dealer or placement agent of Funding's commercial paper, provided that such obligations and claims relate to commercial paper issued at the undersigned's request), and (ii) in the enforcement of this Note (including reasonable fees and out-of-pocket costs and expenses of legal counsel).

                                                                   POWER COMPANY
                                       ---------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:
Attest:

Name:
Title:


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